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                           SUPPLY/PURCHASE AGREEMENT

           THIS AGREEMENT (the "Agreement"), is made and effective this 18th day of January, 2001, by and between Quantech Ltd., a Minnesota Corporation having its principal office at 815 Northwest Parkway, Suite 100 Eagan, Minnesota, the United States of America ("QUANTECH") and Mitsubishi Chemical Corporation, a Japanese corporation having its principal office at 5-2, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan ("MCC").

                                WITNESSETH THAT:

           WHEREAS, QUANTECH has been engaged in the manufacture and sale of Four Port Instrument, Eight Channel Research Instrument, Flow Cells and Cartridges (the "Products");

           WHEREAS, MCC wishes to purchase the Products from QUANTECH for MCC's Development; and

           NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreement herein set forth, the parties hereby agree as follows:


ARTICLE 1 (SUPPLY AND PURCHASE)

           Subject to the terms and conditions set forth herein, QUANTECH shall sell, transfer and deliver to MCC, and MCC shall purchase and receive from QUANTECH, the Products meeting the quality specifications as set forth in
Article 2.1 hereof.


ARTICLE 2 (SPECIFICATION)

2.1 The specifications and quantity of the Products to be delivered to MCC hereunder (the "Specifications") shall be those as described in Exhibit A attached hereto and made a part hereof.



2.2 Upon delivery of the Products to MCC, QUANTECH shall provide a certificate describing the result of its test on each lot of the Products delivered meeting the Specifications.


ARTICLE 3 (FORECAST AND ORDERING MECHANISM)

3.1 In order to help QUANTECH make its production and supply program, MCC shall inform QUANTECH, in writing, of a forecast indicating MCC's estimated semi-annual requirements for the Products during each such half year period



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         together with the monthly breakdown (a " Forecast"). None of the figures indicated in each Forecast shall be interpreted as a binding commitment of MCC; provided, however, that MCC shall use its reasonable efforts to place purchase orders with QUANTECH for the Products so as to follow the monthly breakdown indicated in each Forecast.

3.2 A firm purchase order for the Products may be placed by MCC in writing (by facsimile) with QUANTECH at any time but not later than eight (8) weeks by MCC, prior to the desired date of delivery. Each purchase order shall indicate;

         (1) the desired quantity of the Products and desired date of delivery; and

         (2)  any other information as MCC deems necessary and appropriate.

3.3 Immediately but, in no event, later than one (1) week after the date of each purchase order by MCC, QUANTECH shall provide MCC, to whoever sent such purchase order, with a written notice (by facsimile) of its (i) acceptance of such MCC's purchase order or (ii) difficulty (together with the reason therefor) to meet such MCC's requirement indicated in any part of the purchase order. Each individual sales/purchase contract shall be deemed established and become binding between such MCC and QUANTECH simultaneously upon QUANTECH's written acceptance of such MCC's firm order as placed pursuant to Article 3.2 above. If any difficulty should be indicated in QUANTECH's notice, MCC and QUANTECH shall discuss in good faith measures to solve such difficulty.

3.4 None of the terms and conditions as may be indicated in such purchase order of MCC or QUANTECH's acceptance which are not referred to in this Agreement or not consistent with those of this Agreement shall have any binding effect over the parties unless otherwise from time to time agreed to by the parties.


ARTICLE 4 (UNIT PRICE AND PAYMENT TERMS)

4.1 The unit price payable by MCC to QUANTECH for the Products delivered hereunder (the "Unit Price") shall be as described in Exhibit B per attached hereto.

4.2 Each payment by MCC for the Products delivered from QUANTECH to MCC hereunder shall be made to QUANTECH in US Currency. The U.S. currency payments hereunder shall be determined on the basis of the telegraphic transfer selling (TTS) rate of exchange as reported by Tokyo Mitsubishi Bank in effect on the date such payments. Such payment shall be paid within ninety (60) days after the delivery of the each Product. With respect to the payment set forth herein, MCC shall be responsible for taxes, duties or any other expenses in Japan and QUANTECH shall be responsible for taxes, duties or any other expenses in the United States of America.


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ARTICLE 5 (DELIVERY)

5.1 The terms of delivery of the Products from QUANTECH to MCC shall be FOB Minneapolis St. Paul International Airport.

5.2 The title to and the risk of loss of the Products shall pass from QUANTECH to MCC upon the time of delivery.



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ARTICLE 6 (PACKING)

           The Products shall be packed as requested by MCC and in a commercially reasonable fashion.


ARTICLE 7 (USE OF THE PRODUCTS)

           The Products shall be used solely for the MCC's research and development.


ARTICLE 8 (NON-CONFORMITY)

8.1 QUANTECH hereby warrants to MCC that the Products shall meet with the Specifications at the time of the delivery.

8.2 The warranty under this Article 8 shall not be valid and available unless MCC, so delivered, shall have sent a written notice to QUANTECH of an alleged non-conformity of the Products to the Specifications within one hundred eighty (180) days after the date of delivery of such allegedly non-conforming Products.

8.3 In the event that MCC, so delivered, has proven, with proper technical background, the alleged non-conformity of Products to have been attributable to QUANTECH, QUANTECH shall provide MCC with replacement Products that shall meet the Specifications without unreasonable delay.


ARTICLE 9 (DISCLAIMER)

           The warranties and remedies as provided for in articles 8 above shall be exclusive and there are no other warranties, expressed or implied, including the warranties of merchantability, fitness of the products for any particular purpose other than that as described in article 9 or non-infringement of third party's intellectual property rights. In no event shall seller be liable or held responsible to any incidental or consequential losses or damages (including, but not limited to, economic losses or loss of profits) suffers or incurred by MCC as a result of or in connection with the implementation of the supply of products hereunder, except to the extent such losses or damages arise out of gross negligence or willful misconduct of QUANTECH.


ARTICLE 10 (TERM AND TERMINATION)

10.1 This Agreement shall be valid for a period of six (6) months commencing on the execution date hereof.


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10.2     Notwithstanding the provisions of Articles 9.1 above, each of the parties may terminate this Agreement by giving a written notice to the other parties in the event that either party;

         (1) is declared insolvent or bankrupt, or makes an assignment or other arrangement for the benefit of its creditors;

         (2) has all or any substantial portion of its capital stock, assets or any other property transferred by it to any third party or expropriated by any government;

         (3)  is dissolved or liquidated;

         (4) becomes unable to make payment or stop making payments to a third party; or

         (5) commits material default or breach of its obligation under this Agreement, and such default or breach shall not have been cured within thirty (30) days after the date of a written notice of such default or breach by the non-defaulting Party.

10.3 Any expiration or termination of this Agreement shall not release any party from any of its obligations accrued prior to the date of expiration or termination or any liabilities to the other parties that may incur upon such termination.

10.4 Upon termination of this Agreement for whatever reason, notwithstanding the provisions of Article 4.2 above, the parties shall immediately pay all then outstanding credit irrespective of their original due dates.


ARTICLE 11 (FORCE MAJEURE)

           None of the parties shall be liable for any loss or damage, or delay or failure in performing its obligation, other than any monetary obligation against any other party, under this Agreement caused by circumstances beyond the control of the party affected, which affects the relevant party or any other person involved in the sale, manufacturing, supply, shipment or receipt of the Product, including, but not limited to, acts of God, fire, flood, typhoon, earthquake, tidal wave, landslide, plague, epidemic, quarantine restriction, perils of the sea, war or serious threat of the same, civil commotion, blockade, arrest or restraint of government, rulers or people, requisition of vessel or aircraft, strike, lockout, sabotage or other labor dispute, explosion, accident or breakdown in a whole or in part of machinery, plant, transportation or loading facility, governmental request, guidance, order or regulation, unavailability of transportation or loading facility, curtailment, shortage or failure in the supply of fuel, water, electric current, other utility, or raw material, and any other similar causes or circumstances which are beyond the reasonable control of the party affected.



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ARTICLE 12 (NOTICE)

           All notices, statements, reports, requests or other communications to a party required or permitted hereunder shall be in writing and shall be deemed effective and properly given when sent by registered or certified mail, or by confirmed facsimile transmission to the person as indicated below or such other person as may be designated by MCC or QUANTECH by such notice;

       if to MCC, to:

       Mitsubishi Chemical Corporation.
       5-2, Marunouchi 2-chome,
       Chiyoda-ku, Tokyo 100-0005 Japan
       Attention: General Manager, Life Science Business Initiatives Department Facsimile number: (03) 3283-5809 and, if to QUANTECH, to:

       Quantech Ltd.,
       815 Northwest Parkway, Suite 100
       Eagan, Minnesota 55121 U.S.A
       Attention:  President
       Facsimile number:  (651) 647-6370

MCC and QUANTECH may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered by facsimile) or on the day shown on the return receipt (if delivered by mail).


ARTICLE 13 (CONFIDENTIALITY)

13.1 Each of the parties (the "Receiving Party") shall keep in confidence, and shall not disclose to any third party and use for any purpose other than that of this Agreement, the content of this Agreement nor any confidential information furnished from any other Party (the "Disclosing Party"), unless otherwise specifically agreed to in writing by the Disclosing Party; provided, however, that any of the following information shall not be deemed as confidential information for purposes of this Agreement:

         (1) information that is publicly known at the time of receipt from the Disclosing Party, or that becomes known to the public after receipt by any reason not attributable to the Receiving Party.



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         (2)  information that was already in possession of the Receiving Party prior to the disclosure from the Disclosing Party.

         (3) information that was furnished to the Receiving Party from any third party as a matter of right without restriction on disclosure.

13.2 The obligations under this Article shall survive any expiration or termination of this Agreement for a period of five (5) years thereafter.

ARTICLE 14 (WAIVER)

           No waiver by any party of its right to enforce any provisions of this Agreement shall constitute a waiver of such party's right to enforce such provisions thereafter or to enforce any other provisions of this Agreement.


ARTICLE 15 (ASSIGNMENT)

           Each of the party shall not assign or transfer all or any part of this Agreement to any third party without the prior written consent of the other parties.


ARTICLE 16 (GOVERNING LAW)

           This Agreement shall be construed in accordance with the laws of the State of New York, excluding its choice of law provisions. The Parties further agree to submit themselves to the non-exclusive jurisdiction of the state and federal courts of the State of New York in the event that any dispute arises under this Agreement.


ARTICLE 17 (SEVERABILITY)

17.1 In the event that any provision of this Agreement should be deemed unlawful or invalid, then, except as provided for herein, such provision shall be severed from this Agreement but the remaining provisions of this Agreement as a whole shall remain unaffected and binding on the Parties.

17.2 Notwithstanding any other provision of this Agreement to the contrary, if the parties' intention as originally contemplated herein should become disturbed or to be likely disturbed to a substantial degree by the action or order of any government authorities concerned, then the parities shall review this Agreement and discuss in good faith alternative solutions practically available which may include the termination of this Agreement.



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ARTICLE 18 (ARBITRATION)

           The parties hereto shall attempt to settle any dispute, controversy or difference in connection with this Agreement and the incidental agreements in an amicable way. In the event that such attempts should fail, then the parties hereto agree that the dispute be exclusively and finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be held in Tokyo, Japan in the English language.


ARTICLE 19 (ENTIRE AGREEMENT)

           This Agreement contains the entire and final agreement of the parties with respect to the subject matter hereof. Any and all prior memoranda of understanding, letters of intent, promises, undertakings, representations, agreements and understandings, written or oral, with respect to the subject matter of this Agreement shall be hereby terminated. This Agreement may not be altered, amended or modified in any way except by an instrument in writing executed by the parties.


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           IN WITNESS WHEREOF, the parties have caused this Agreement to execute by their duly authorized officers.


                                       MITSUBISHI CHEMICAL CORPORATION


                                       -----------------------------------------
                                       By:  Kiyoshi Nakayama
                                       Its: General Manager,
                                            Life Science Business Initiative
                                            Department




                                       QUANTECH LTD.


                                       -----------------------------------------
                                       By:  Robert Case
                                       Its: Chief Executive Officer

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                                    EXHIBIT A

1.  SPECIFICATIONS FOR FOUR PORT INSTRUMENT (LEVEL 1 VERSION)

1-1     Module Dimension:                                  76 cm (W) x 64 cm (D) x 23 cm (H)

1-2     Weight:                                            <67 kg

1-3     Power Supply:                                      88-264 V, 47-63 Hz

1-4     Touch Screen:                                      38 cm diagonal

1-5     Color:                                             Putty

1-6     Number of Ports:                                   Four (4)

1-7     Simultaneous Processing Capability:                Four (4)

1-8     Technology:                                        Grating SPR Technology

1-9     Reagents:                                          Contained in Cartridge

1-10    Waste:                                             Contained in Cartridge

1-11    Applicable Specimen:                               Whole Blood

1-12    Sample Introduction:                               Vacutainer type tube

1-13    Operating Software:                                Microsoft Windows

1-14    Processors:                                        Two, 500 MHz

1-15    Memory:                                            256 KB

1-16    Hard Disk Drive:                                   Two, 20GB and 12 GB

1-17    Removable Storage:                                 3.5 inches floppy disk and CD-ROM

1-18    Barcode Readers:                                   Two Internal, and One External

1-19    Calibration Curve:                                 Updatable by Datakey

1-20    Operator Interface:                                Clinical Mode Only

1-21    Internal QC                                        Control Level, Sample Flow,
                                                           Barcode Validation,
                                                           Operator Qualification,
                                                           Sufficient Wash and Sufficient Light

1-23    Port Status:                                       LED indicators

1-24    Printer:                                           Monochrome Laser

1-25    Connectivity:                                      10/100 Base-T Ethernet

2. Specifications for Eight Channel Instrument - Same as Eight Channel Instrument currently held by MCC.





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                                    EXHIBIT B

1.         FOUR PORT INSTRUMENT

1-1        Unit Price                               US$150,000

1-2        Number of Units to be purchased:         up to three (3) units

1-3        Conditions for payment:
           MCC will pay half of the amounts that unit price multiply number of units to be purchased to QUANTECH within forty-five days and remaining balance will be paid within forty-five days after receipt by MCC of the instrument(s) by the MCC designated agent provided that MCC has not informed QUANTECH of non-acceptance of such instruments.

2.         FLOW CELL

2-1        Unit Price                               US$2.75

2-2        Number of Flow Cells                     4,500 pcs

2-3        Conditions for payment:
           MCC will pay the amounts that unit price multiply number of Flow Cells to be purchased to QUANTECH within forty-five days upon receipt of Flow Cells.

2-4 Flow Cell shall mean the unassembled and individual parts to be assembled by MCC consisting of the gold coated SPR grating with gasket and cover slip which Flow cell will be able to be used in either the 8 Channel System or assembled into the Cartridge used in the Four Port System.

3.         EIGHT CHANNEL INSTRUMENT

3-1        Unit Price                               US$100,000

3-2        Number of Units to be purchased:         up to two (2) units

3-3        Conditions for payment:
           MCC will pay half of the amounts that unit price multiply number of units to be purchased to QUANTECH within forty-five days and remaining balance will be paid within forty-five days after receipt by MCC of the instrument(s) by the MCC designated agent provided that MCC has not informed QUANTECH of non-acceptance of such instruments.

4.         CARTRIDGE

4-1        Unit Price                     US$fully burdened cost plus 15%

4-2        Number of Cartridges           To be agreed to.

4-3        Conditions for payment:
           MCC will pay the amounts that unit price multiply number of Cartridges to be purchased to QUANTECH within forty-five days upon receipt of Cartridges.

4-4 Cartridge shall mean the disposable used in the Four Port System to carry human sample and be capable of holding a flow cell, but will not contain a flow cell or any liquid reagents. MCC may request the Cartridge contain reagents and or flow cell will pricing determined on the entire cost of the Cartage.